Exhibit 99.2

King Kau Ng’s Letter of Resignation As A Director

Ng King Kau,
7, Persiaran Damansara Endah,
Damansara Heights,
Kuala Lumpur 50490,
Malaysia.

September 23, 2009

The Secretary,
Mezabay International Inc.
(Formerly, Cardtrend International Inc.)
800 5th Avenue #4100,
Seattle WA 9810
U.S.A.

Dear Sir/Madam,

Re: Notice of Resignation as Director

This is to give you notice that I hereby resign as a Director, Member of the Board of Directors and Member of the Audit Committee of Mezabay International Inc. (“Corporation”) with effect from September 23, 2009. I have no disagreement with the Corporation and I wish the Corporation all the best.

Yours Faithfully,

NG KING KAU
Ng King Kau
Malaysia I/C No: 500916-10-5613